   As filed with the Securities and Exchange Commission on October 18, 1995
                                                       REGISTRATION NO. 33-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             ______________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                              SYMANTEC CORPORATION
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                      77-0181864
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)
                             ______________________

                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA  95014
                                 (408) 253-9600
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices )
                              ____________________

                                DEREK WITTE, ESQ.
                              SYMANTEC CORPORATION
                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA  95014
                                 (408) 253-9600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

                                   Copies to:
                            Jacqueline A. Daunt, Esq.
                              C. Kevin Kelso, Esq.
                           Elizabeth A. Lawrence, Esq.
                                 Fenwick & West
                         Two Palo Alto Square, Suite 800
                          Palo Alto, California  94306
                              ____________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              _____________________

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF         AMOUNT TO BE      PROPOSED MAXIMUM               PROPOSED MAXIMUM                AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED (1)    OFFERING PRICE PERSHARE (2)    AGGREGATE OFFERING PRICE (2)    REGISTRATION FEE (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     14,363,106              $24.59                       $353,188,801                   $36,790
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1) Based upon sum of the number of shares of the common stock of Delrina Corporation ("Delrina Common Shares") outstanding on October 17, 1995 plus the number of Delrina Common Shares subject to outstanding options and purchase rights exercisable on or before November 30, 1995, multiplied by 0.61, the exchange ratio in the combination of Delrina Corporation and the Registrant.
(2) Calculated pursuant to Rule 457(c), based upon the average of the high and low prices of Delrina Common Shares reported on the Nasdaq National Market as of October 17, 1995, divided by 0.61.
(3) In accordance with Rule 457(b), registration fee reduced by $85,000, which was the fee paid by the Registrant to the Securities and Exchange Commission with respect to the Joint Management Information Circular and Proxy Statement filed on August 18, 1995 with respect to this transaction.

                              ____________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                                14,363,106 Shares
                              SYMANTEC CORPORATION
                                  Common Stock
                              ____________________

     EACH SHARE OF COMMON STOCK OF SYMANTEC CORPORATION, A DELAWARE CORPORATION ("SYMANTEC" OR THE "COMPANY"), OFFERED HEREBY IS ISSUABLE UPON EXCHANGE OF AN EXCHANGEABLE SHARE (AN "EXCHANGEABLE SHARE") OF DELRINA CORPORATION, AN ONTARIO CORPORATION ("DELRINA"), ISSUED BY DELRINA FOR DELRINA COMMON SHARES IN CONNECTION WITH THE COMBINATION OF SYMANTEC AND DELRINA. SUCH SHARES ARE BEING OFFERED ON A CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), DURING THE PERIOD OF TIME THAT THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS RELATES IS KEPT EFFECTIVE. SYMANTEC WILL OFFER SHARES OF SYMANTEC COMMON STOCK IN EXCHANGE FOR EXCHANGEABLE SHARES FROM TIME TO TIME. UPON SUCH EXCHANGE, HOLDERS OF EXCHANGEABLE SHARES WILL BE ENTITLED TO RECEIVE FOR EACH EXCHANGEABLE SHARE ONE SHARE OF SYMANTEC COMMON STOCK, PLUS AN ADDITIONAL CASH AMOUNT EQUIVALENT TO THE FULL AMOUNT OF ALL DECLARED AND UNPAID DIVIDENDS ON SUCH EXCHANGEABLE SHARE. SEE "PLAN OF DISTRIBUTION." ALL EXPENSES OF REGISTRATION INCURRED IN CONNECTION WITH THIS OFFERING ARE BEING BORNE BY SYMANTEC. SYMANTEC WILL RECEIVE THE EXCHANGEABLE SHARES EXCHANGED FOR THE SHARES OF COMMON STOCK OFFERED HEREBY. THE COMPANY'S COMMON STOCK IS TRADED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "SYMC."
ON OCTOBER 17, 1995, THE CLOSING PRICE OF THE COMPANY'S COMMON STOCK WAS
$25 PER SHARE.

                              ____________________

         SEE "RISK FACTORS" BEGINNING AT PAGE 3 HEREOF FOR A DISCUSSION
           OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION
             WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.
                              ____________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November __, 1995.

--------------------------------------------------------------------------------

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices located as follows: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, Washington, D.C. 20549.

     The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form S-3, as amended, under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the offices of the Commission in Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission, upon the payment of the fees prescribed by the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Except to the extent modified or superseded by information contained herein, the Company's Annual Report on Form 10-K for the year ended March 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended
June 30, 1995 and September 30, 1995 and the Company's Form 8-A filed with the Commission on May 24, 1989, are hereby incorporated by reference in this Prospectus. Certain portions of the Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement") for the Company's annual stockholders' meeting to be held on November 20, 1995 are also incorporated by reference in this Prospectus. See "Recent Developments." Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Ronald Kisling, Director of International Finance, Symantec Corporation, 10201 Torre Avenue, Cupertino, CA 95014; telephone number (408) 253-9600.

                      ____________________________________

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                                   THE COMPANY

     The principal executive offices of the Company are located at 10201 Torre Avenue, Cupertino, California 95014 and its telephone number is (408) 253-9600.


                                  RISK FACTORS

     Investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, before exchanging their Exchangeable Shares for the shares of Common Stock offered hereby.

TAXABILITY OF THE EXCHANGE

     The exchange of Exchangeable Shares for shares of Symantec Common Stock is generally a taxable event in Canada and the United States. A holder's tax consequences can vary depending on a number of factors, including the residency of the holder, the cause of the exchange (redemption or exchange) and the length of time that the Exchangeable Shares were held prior to exchange.

     On the exchange of an Exchangeable Share for a share of Symantec Common Stock, a holder of an Exchangeable Share resident in Canada (as defined for Canadian tax purposes) will generally realize a capital gain (or a capital loss) under Canadian tax law equal to the amount by which the proceeds of disposition of the Exchangeable Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost basis to the holder of the Exchangeable Share. For these purposes, the proceeds of disposition will be the value of a share of Symantec Common Stock at the time of exchange plus the amount of all unpaid dividends on the Exchangeable Share received by the holder as part of the exchange consideration. On the redemption or retraction of an Exchangeable Share by Delrina, holders of Exchangeable Shares who are resident in Canada will generally be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital of the Exchangeable Share redeemed. The amount of any dividend will be subject to the tax treatment accorded to dividends. On the redemption or retraction of an Exchangeable Share, the holder will also be considered to have disposed of the Exchangeable Share, but the amount of such dividend will be excluded in computing the shareholder's proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition of the Exchangeable Share.

     With respect to holders of Exchangeable Shares not resident in Canada, the exchange will generally not be taxable Canadian property, provided that (a) such shares are listed on a prescribed stock exchange, (b) the holder does not use or hold, and is not deemed to use or hold, the shares of Symantec Common Stock in connection with carrying on a business in Canada and (c) the holder, persons with whom such holder does not deal at arm's length, or the holder and such persons, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Delrina or Symantec at any time within five years preceding the date in question.

     In accordance with the tax laws of the United States, holders of Exchangeable Shares who are "United States persons" as defined for United States federal income tax purposes, will, except in limited circumstances, generally recognize gain or loss on the receipt of the shares of Symantec Common Stock in exchange for such Exchangeable Shares. The gain or loss will be equal to the difference between the fair market value of the shares of Symantec Common Stock at the time of the exchange and the United States holder's tax basis in the Exchangeable Shares. The gain or loss will generally be a capital gain or loss, except that, with respect to any declared but unpaid dividends on the Exchangeable Shares, ordinary income may be recognized by the holder. A capital gain or loss will be a long-term capital gain or loss if the Exchangeable Shares (together with the pre-conversion Delrina Common Shares) have been held for more than one year at the time of the exchange. Under certain limited circumstances, the exchange by a United States holder of Exchangeable Shares for shares of Symantec Common Stock may be characterized as a tax-free exchange. In particular, an exchange of Exchangeable Shares for shares of Symantec Common Stock pursuant to the Redemption Call Right or Liquidation Call Right (each as defined below), or at a time when Symantec owns at least 80% of the issued and outstanding Exchangeable Shares, should constitute a tax-free exchange.

     Holders of Exchangeable Shares are urged to consult their tax advisors with respect to the foreign tax consequences and the United States federal, state and local tax consequences of the exchange of their Exchangeable Shares for Symantec Common Stock.

DIFFERENCES IN CANADA AND U.S. TRADING MARKETS

     The Exchangeable Shares are conditionally approved for listing on the Toronto Stock Exchange and the shares of Symantec Common Stock issuable upon the exchange of Exchangeable Shares are approved for listing by the Nasdaq Stock Market. There is no current intention to list either the Exchangeable Shares or the shares of Symantec Common Stock on any other stock exchange in Canada or the United States. Therefore, the price at which the Exchangeable Shares will be traded will be based upon the market for such shares on the Toronto Stock Exchange and the price at which the shares of Symantec Common Stock will be traded will be based upon the market for such shares on the Nasdaq Stock Market. Although the Company believes that the market price of the Exchangeable Shares on the Toronto Stock Exchange and the market price of the Symantec Common Stock on the Nasdaq Stock Market will reflect essentially equivalent values, there can be no assurances that the market price of the Symantec Common Stock will be identical, or even similar, to the market price attributed to the Exchangeable Shares.

FOREIGN PROPERTY/ QUALIFIED INVESTMENT ISSUES FOR CANADIAN SHAREHOLDERS

     The Exchangeable Shares, provided they are listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange) (a) will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans and (b) will not be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. The Symantec Common Stock (a) will also be a qualified investment under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans, but (b) will be foreign property under the Canadian Tax Act. Therefore, trustees of any such trusts holding Exchangeable Shares should consult their tax advisors prior to exchanging the Exchangeable Shares for shares of Symantec Common Stock, as the shares of Symantec Common Stock may be an unacceptable investment for such entities, or may subject the entity to additional taxes, fees or expenses.


                                 USE OF PROCEEDS

     Because the shares of Symantec Common Stock will be issued upon exchange of the Exchangeable Shares, the Company will receive no net cash proceeds upon such issuance.


                              PLAN OF DISTRIBUTION

EXCHANGEABLE SHARES

     Pursuant to the terms of a plan of arrangement (the "Plan of Arrangement") under section 182 of the Business Corporations Act (Ontario) (the "OBCA"), Delrina has undergone a reorganization of capital whereby, among other things, it authorized and issued 0.61 of an Exchangeable Share in exchange for each existing Delrina Common Share (other than Delrina Common Shares held by holders who properly exercised their rights of dissent and are ultimately entitled to be paid fair value for their shares) at the effective time (the "Effective Time") of the combination of Delrina and Symantec (the "Combination").

     Symantec Common Stock may be issued to holders of Exchangeable Shares as follows: (i) holders of Exchangeable Shares may require at any time that such shares be exchanged for an equivalent number of shares of Symantec Common Stock. See "-- Procedures for Issuance of Symantec Common Stock -- Election by Holders to Exchange Exchangeable Shares;" (ii) Delrina or Symantec may redeem such Exchangeable Shares by exchanging therefor an equal number of shares of Symantec Common Stock. See "-- Procedures for Issuance of Symantec Common Stock -- Redemption of Exchangeable Shares;" and (iii) upon liquidation of Symantec or Delrina, holders of Exchangeable Shares may be required to, or may elect to, exchange such Exchangeable Shares for shares of Symantec Common Stock. See "-- Procedures for Issuance of Symantec Common Stock -- Liquidation." No broker, dealer or underwriter has been engaged in connection with the offering of the Symantec Common Stock covered hereby.

PROCEDURES FOR ISSUANCE OF SYMANTEC COMMON STOCK

     ELECTION BY HOLDERS TO EXCHANGE EXCHANGEABLE SHARES. Holders of the Exchangeable Shares are entitled to retract (i.e. require Delrina to redeem) any or all such Exchangeable Shares owned by them and to receive an equivalent number of shares of Symantec Common Stock plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares. Holders of the Exchangeable Shares may effect such retraction by presenting to Delrina or its transfer agent (i) the certificate or certificates representing the Exchangeable Shares the holder desires to retract, (ii) a duly executed statement specifying the number of Exchangeable Shares the holder wishes to retract and the business day upon which the holder desires to receive the Symantec Common Stock, which day must be between five and ten business days after the request is received by Delrina (the "Retraction Date"), and (iii) such other documents as may be required to effect the retraction of the Exchangeable Shares (the "Retraction Request").

     Upon receipt of the Exchangeable Shares, the Retraction Request and other required documentation, Delrina must immediately notify Symantec of such Retraction Request. Symantec will thereafter have two business days in which to exercise its overriding right (the "Retraction Call Right") to purchase all such Exchangeable Shares by the delivery of an equivalent number of shares of Symantec Common Stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares (the "Retraction Price") to the transfer agent for delivery to such holder on the Retraction Date. A holder of Exchangeable Shares may withdraw its Retraction Request by giving written notice to Delrina before the close of business on the business day immediately preceding the Retraction Date. A withdrawal of a Retraction Request will also revoke the Retraction Call Right of Symantec. In the event Symantec determines not to exercise its Retraction Call Right and provided that the Retraction Request is not revoked by the holder of the Exchangeable Shares, Delrina is obligated to deliver the Retraction Price to the holder by the Retraction Date. If only a part of the Exchangeable Shares represented by any certificate are redeemed, a new certificate for the balance of such Exchangeable Shares will be issued to the holder at Delrina's expense.

     REDEMPTION OF EXCHANGEABLE SHARES. Subject to applicable law and the Redemption Call Right of Symantec described below, seven years after the Effective Time or such later date as specified by the Delrina Board of Directors, or such earlier date as specified by the Delrina Board of Directors if there are fewer than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Symantec and entities controlled by Symantec and subject to adjustments to such number of shares to reflect permitted changes to Exchangeable Shares) (the "Automatic Redemption Date"), Delrina must redeem all, but not less than all, of the then outstanding Exchangeable Shares in exchange for an equal number of shares of Symantec Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares (the "Redemption Price"). Notwithstanding any proposed redemption of the Exchangeable Shares by Delrina, Symantec will have the overriding right (the "Redemption Call Right") to purchase unilaterally on the Automatic Redemption Date all, but not less than all, of the outstanding Exchangeable Shares at the Redemption Price in exchange for one share of Symantec Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of declared and unpaid dividends on such Exchangeable Share.

     Delrina shall, at least 120 days before the Automatic Redemption Date, provide the registered holders of Exchangeable Shares with written notice of the proposed redemption of the Exchangeable Shares by Delrina. On or after the Automatic Redemption Date, upon the holder's presentation and surrender of the certificates representing the Exchangeable Shares and such other documents as may be required at the office of the transfer agent or the registered office of Delrina, Delrina will deliver the Redemption Price to the holder at the address of the holder recorded in the securities register or by holding the Redemption Price for pick up by the holder at the registered office of Delrina or the office of the transfer agent as specified in the written notice.

     LIQUIDATION OF DELRINA. Upon the occurrence of a Delrina Insolvency Event (as described below), holders of the Exchangeable Shares have preferential rights to receive from Delrina one share of Symantec Common Stock for each Exchangeable Share they hold, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on each such Exchangeable Share (the "Liquidation Amount"). In the event of a proposed Delrina Insolvency Event, Symantec has the right to purchase all of the outstanding Exchangeable Shares from the holders thereof at the effective time of any such liquidation, dissolution, or winding-up in exchange for the Liquidation Amount. A "Delrina Insolvency Event" is any insolvency or bankruptcy proceeding instituted by or against Delrina, including any such proceeding under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), the admission in writing by Delrina of its inability to pay its debts generally as they become due and the inability of Delrina, as a result of solvency requirements of applicable law, to redeem any Exchangeable Shares tendered for retraction.

     On or after the effective date of liquidation, dissolution or winding-up, and subject to the exercise by Symantec of its right (the "Liquidation Call Right") to purchase the Exchangeable Shares in exchange for the Liquidation Amount, a holder of Exchangeable Shares has two options. The holder may surrender certificates representing such Exchangeable Shares, together with such other documents as may be required, to Delrina's registered office or the office of the transfer agent. Upon receipt of the certificates and other documents, Delrina will deliver the Liquidation Amount to such holder at the address recorded in the securities register or by holding the Liquidation Amount for pick up by the holder at Delrina's registered office or the office of the transfer agent, as specified by Delrina in a notice to such holders. The second alternative is that the holder may exercise its exchange right by requiring Symantec to purchase the Exchangeable Shares in exchange for the Liquidation Amount and delivering to The R-M Trust Company, as trustee, (i) the certificates, duly endorsed in blank, (ii) a duly completed form of notice of exercise of such exchange right, which is contained on the reverse of, or attached to, the Exchangeable Share certificates and (iii) any other required documents.

     LIQUIDATION OF SYMANTEC. Upon the occurrence of a Symantec Liquidation Event (as described below), in order for the holders of the Exchangeable Shares to participate on a pro rata basis with the holders of Symantec Common Stock, each holder of Exchangeable Shares will automatically receive in exchange therefor an equivalent number of shares of Symantec Common Stock, plus an additional amount equivalent to the full amount of any declared and unpaid
dividends on such Exchangeable Shares.   A "Symantec Liquidation Event" means
(i) any determination by Symantec's Board of Directors to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to Symantec or to effect any other distribution of assets of Symantec among its stockholders for the purpose of winding up its affairs; or (ii) immediately upon the earlier of (A) receipt by Symantec of notice of, and (B) Symantec becoming aware of any threatened or instituted claim, suit or proceedings with respect to the involuntary liquidation, dissolution or winding-up of Symantec or to effect any other distribution of assets of Symantec among its stockholders for the purpose of winding up its affairs.

     To effect the automatic exchange of Exchangeable Shares for shares of Symantec Common Stock, Symantec will deem each Exchangeable Share to be exchanged for the Liquidation Amount on the fifth business day prior to the effective date of the Symantec Liquidation Event. Upon a holder's request and surrender of Exchangeable Share certificates, duly endorsed in blank and accompanied by such instruments of transfer as Symantec may reasonably require, Symantec will deliver to such holder, certificates representing an equivalent number of shares of Symantec Common Stock.


                               RECENT DEVELOPMENTS

     The financial statements of Delrina at June 30, 1994 and 1995 and for each of the three fiscal years in the period ended June 30, 1995, and the accompanying notes, are incorporated herein by reference to "Delrina Financial Statements" at pages F-1 through F-16 of the Joint Proxy Statement. Unaudited pro forma combined financial statements and accompanying notes for the Company and Delrina are incorporated herein by reference to "Pro Forma Financial Information" at pages 15 through 21 of the Joint Proxy Statement.


                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Fenwick & West, Two Palo Alto Square, Palo Alto, California 94306.

                                     EXPERTS

     The consolidated financial statements of Delrina incorporated by reference herein have been audited by Price Waterhouse, Chartered Accountants, independent auditors, as set forth in their report incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Symantec incorporated by reference herein as of March 31, 1995 and 1994 and for each of the three years in the period ended March 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein which, as to fiscal 1993 is based in part on the report of KPMG Peat Marwick LLP, independent accountants, as it relates to Fifth Generation Systems, Inc.'s consolidated financial statements for the year ended December 31, 1992, which are included in the Company's Annual Report on Form 10-K for the year ended March 31, 1995. Such consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing. The report of Ernst & Young LLP insofar as it relates to amounts included for Fifth Generation is based solely upon the report of KPMG Peat Marwick LLP. The report of KPMG Peat Marwick LLP referred to above contains an explanatory paragraph that states that Fifth Generations' recurring losses and maturity of long term debt raise substantial doubt about Fifth Generations' ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                              SYMANTEC CORPORATION






                              14,363,106 Shares of
                                  Common Stock












                               ___________________

                                   PROSPECTUS
                               ___________________
















--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be paid by the Registrant in connection with this offering are as follows:


Securities and Exchange Commission registration fee. . . . . . . . . .  $36,790
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . .   25,000
Legal fees and expenses. . . . . . . . . . . . . . . . . . . . . . . .   15,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,210
                                                                        -------
  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $80,000
                                                                        -------
                                                                        -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;
(ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnity agreements with each of its directors and officers that provide the maximum indemnity allowed to directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors and officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of
Section 16(b) of the Exchange Act.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

ITEM 16.  EXHIBITS.

     The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT
NUMBER                        EXHIBIT TITLE
-------                       -------------

4.01      --   Form of Restated Certificate of Incorporation of the Registrant
               (incorporated herein by reference to Annex G to the Joint Proxy
               Statement originally filed on August 18, 1995).

4.02      --   Bylaws of the Registrant (incorporated herein by reference to
               Exhibit 3.02 of the Registrant's Registration Statement on
               Form S-1, Registration No. 33-28655 originally filed on May 19,
               1989).

4.03      --   Section 9 of the Note Purchase Agreement dated April 2, 1993, by and among the Registrant and Morgan Guaranty Trust Company, as Trustee of a Commingled Pension Trust Fund, J.P. Morgan
               Investment Management Inc., as Investment Manager for an
               Institutional Investor, and The Northwestern Mutual Life
               Insurance Company (incorporated herein by reference to Exhibit 4.04 on Form 10-K for the fiscal year ended April 2,
               1993).

4.04      --   Section 2 of the Registration Rights Agreement dated June 2,
               1993, by and among the Registrant, Edison Venture Fund II, L.P.
               and Edison Venture Fund II-PA, L.P. (incorporated herein by reference to Exhibit 10.31 on Form 10-Q for the fiscal quarter ended July 2, 1993).

5.01      --   Opinion of Fenwick & West regarding the legality of the
               securities being issued.

23.01     --   Consent of Ernst & Young LLP, independent auditors.

23.02     --   Consent of KPMG Peat Marwick LLP.

23.03     --   Consent of Price Waterhouse, Chartered Accountants.

23.04     --   Consent of Fenwick & West (included in Exhibit 5.01).

24.01     --   Power of Attorney (see page II-4).

____________________

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


            [THE REST OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert R.B. Dykes his true and lawful attorney-in-fact and agent with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done or by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 18th day of October, 1995.

                         SYMANTEC CORPORATION


                         By:  /s/ Robert R.B. Dykes
                            ----------------------------------------------------
                              Robert R.B. Dykes, Executive Vice President,
                               Worldwide Operations and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                       TITLE                        DATE
------------------------      ---------------------          ----------------

CHIEF EXECUTIVE OFFICER:

/s/ Gordon E. Eubanks, Jr.    President, Chief Executive     October 18, 1995
---------------------------   Officer and Director
Gordon E. Eubanks, Jr.

CHIEF FINANCIAL OFFICER:

/s/ Robert R.B. Dykes         Executive Vice President/      October 18, 1995
---------------------------   Worldwide Operations
Robert R. B. Dykes            & Chief Financial Officer

CHIEF ACCOUNTING
OFFICER:

/s/ Howard A. Bain III        Vice President/Finance and     October 18, 1995
---------------------------   Chief Accounting Officer
Howard A. Bain III

ADDITIONAL DIRECTORS:

/s/ Carl D. Carman            Chairman of the Board          October 18, 1995
---------------------------
Carl D. Carman

/s/ Charles M. Boesenberg     Director                       October 18, 1995
---------------------------
Charles M. Boesenberg

/s/ Walter W. Bregman         Director                       October 18, 1995
---------------------------
Walter W. Bregman

                              Director
---------------------------
Robert S. Miller


                              Director
---------------------------
Leslie L. Vadasz

                                  EXHIBIT INDEX


Document                                                              Page
--------                                                              ----

4.01      --   Form of Restated Certificate of Incorporation of
               the Registrant (incorporated herein by reference to Annex G to the Joint Proxy Statement originally filed on August 18, 1995).

4.02      --   Bylaws of the Registrant (incorporated herein by
               reference to Exhibit 3.02 of the Registrant's
               Registration Statement on Form S-1, Registration
               No. 33-28655 originally filed on May 19, 1989).

4.03      --   Section 9 of the Note Purchase Agreement dated
               April 2, 1993, by and among the Registrant and Morgan Guaranty Trust Company, as Trustee of a
               Commingled Pension Trust Fund, J.P. Morgan
               Investment Management Inc., as Investment Manager for an Institutional Investor, and The
               Northwestern Mutual Life Insurance Company
               (incorporated herein by reference to Exhibit 4.04 on Form 10-K for the fiscal year ended April 2,
               1993).

4.04      --   Section 2 of the Registration Rights Agreement
               dated June 2, 1993, by and among the Registrant, Edison Venture Fund II, L.P. and Edison Venture
               Fund II-PA, L.P. (incorporated herein by reference to Exhibit 10.31 on Form 10-Q for the fiscal quarter ended July 2, 1993).

5.01      --   Opinion of Fenwick & West regarding the legality
               of the securities being issued.

23.01     --   Consent of Ernst & Young LLP, independent auditors.

23.02     --   Consent of KPMG Peat Marwick LLP.

23.03     --   Consent of Price Waterhouse, Chartered Accountants.

23.04     --   Consent of Fenwick & West (included in Exhibit 5.01).

24.01     --   Power of Attorney (see page II-4).